                                                                   Exhibit 10.30

                        COMMUNICATIONS SERVICES AGREEMENT

      This Agreement is made as of this 1 day of April, 1997 (the "Effective Date"), by and between Galileo International, a Delaware general partnership ("GALILEO") with offices at 9700 West Higgins Road, Suite 400, Rosemont, Illinois 60018, and AT&T Corp., a New York corporation with offices at 400 Interpace Parkway, Parsippany, New Jersey 07054, on behalf of itself and its affiliates, including, without limitation, AT&T Global Communications Services Inc. ("AT&T").

      WHEREAS, GALILEO has developed a computer system (the "System") with electronic facilities to provide, store, communicate, distribute, process and document such information as is from time to time stored in databases created and maintained for the System;

      WHEREAS, AT&T provides domestic and international communications services, including the AT&T EasyLink Fax Services (as described in further detail in Exhibit A attached hereto, the "Communications Services");

      WHEREAS, GALILEO provides its subscribers with access to the System and its functions as agreed upon between GALILEO and each of its Subscribers. A "GALILEO Subscriber" shall be defined as a person or entity licensed or otherwise authorized to use the System for reservations and information services; and

      WHEREAS, the parties desire to provide an interface between AT&T's EasyLink Services messaging network and the System, to provide the ability for GALILEO and GALILEO Subscribers to use the Communications Services;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties hereto agree as follows:

1.    Interface Operation and Maintenance.

      1.1 GALILEO and AT&T will establish an interface (the "Interface") between AT&T's EasyLink Services messaging network and the System in accordance with the terms of this Agreement, including, without limitation, Exhibit A hereto. The Interface will include the physical leased-line connection(s) and the inter-working message transmission procedures between AT&T's EasyLink Services messaging network and the System. The Interface will be designed to provide continuous transmission service 24 hour per day, 7 days per week. The Interface shall provide diverse routing of the communication connections between AT&T EasyLink Services messaging network and the System, with no single-point-of-failure that could interrupt the Communications Services.

      1.2 Neither party may modify the Interface if such modification is reasonably likely to adversely impact operation of the System or AT&T EasyLink Services messaging network or use of the System or the Communication Services by GALILEO Subscribers. AT&T and GALILEO shall establish a procedure for notification and review in order to support the timely exchange of planning information of their respective systems.

      1.3 The Interface demarcation point shall be the termination point of the common-carrier line(s) that connects GALILEO's communication facility with the AT&T EasyLink Services network. The Interface demarcation point shall be located at the AT&T EasyLink Data Center in Bridgeton, Missouri, USA.

      1.4 Each party will provide the facilities and connection from its respective system to the Interface demarcation point; provided that GALILEO will provide the DSUs at both the GALILEO and the AT&T side of the demarcation point.

      1.5 Each party will be responsible for the operation and maintenance of the facilities on its side of the demarcation point; provided that GALILEO will provide the maintenance to the DSUs at both the GALILEO and the AT&T side of the demarcation point. The parties will review jointly, at the other party's reasonable request, the current and expected traffic volumes to assure that ample transmission capacity is maintained for the Interface.

      1.6 GALILEO will provide AT&T with access to the System at no charge; provided that the use and provision of such access and services shall be limited to the implementation and support of this Agreement, and is subject to revocation in the event of abuse; provided, further, that any information to which AT&T has access as a result hereof will be deemed Confidential Information and subject to the provisions of Section 7.1 hereof. AT&T will provide special electronic mail addresses to which messages may be sent by GALILEO Help Desk personnel at no charge to GALILEO; provided that use of such addresses shall be limited to the implementation and support of this Agreement and free usage shall in no event exceed $200 in any month (as calculated in accordance with AT&T's standard prices for such electronic mail usage, a current copy of which are attached as Exhibit C).

      1.7 Each party will provide the other with all reasonable technical information and support necessary to the effective implementation, operation, and maintenance of the Interface.

      1.8 Except to the extent expressly provided for otherwise herein, each party will be responsible for its own costs and expenses incurred in connection with its performance of its obligations hereunder, including, without limitation, any incurred in connection with the operation of the Interface and any associated software that may be necessary or appropriate in its operation.

2.    Service Promotion

      2.1 Both parties will cooperate in the marketing, promotion and sale of the Communications Services to GALILEO Subscribers.

      2.2 Within 30 days after the Effective Date, GALILEO will provide to AT&T a list, in a mutually agreed format, of all of the GALILEO Subscribers, indicating the billing address, phone number and primary contact person for each such Subscriber. Each month thereafter, GALILEO shall provide AT&T, in a mutually agreed format, with any updates to such list and any information regarding GALILEO Subscriber cancellations. Subject to the provisions of Section 2.3, AT&T may communicate at its own cost and expense with GALILEO Subscribers in such manner as it deems appropriate to draw attention to the availability of the Communication Services, to encourage GALILEO Subscribers to utilize the Communication Services and generally to promote the Communication Services or any other AT&T services.

      2.3 Each party must obtain the prior written approval of the other, in respect of any promotional communication which use the other party's name or any of the other party's registered service marks or trademarks. Such approval shall not be unreasonably withheld by either party.

      2.4 By mutual consent, AT&T and GALILEO may issue joint communications to GALILEO Subscribers regarding the availability of the Communications Services. Subject to Section 2.3, GALILEO may support and advertise the Communication Services through its marketing materials and its other relevant publications for GALILEO Subscribers at GALILEO's cost.

      2.5 Exhibit B to this Agreement sets forth the terms and conditions (the "Terms and Conditions") upon which AT&T shall provide Communications Services to GALILEO and to GALILEO Subscribers who properly register with AT&T and agree to be bound by the Terms and Conditions. GALILEO shall store the Terms and Conditions on the GALILEO Briefing Profiles and shall notify each GALILEO Subscriber prior to providing access to the Communications Services to such Subscriber that use of the Communications Services is governed by the Terms and Conditions and that using the Communications Services indicates acceptance the Terms and Conditions. GALILEO shall indemnify, defend and hold harmless AT&T from any loss, liability or expense (including, without limitation, any unpaid fees for Communications Services provided to any GALILEO Subscriber) incurred or suffered by AT&T as a result of GALILEO's failure to perform any of the obligations set forth in this Section 2.5 or Section 2.7.

      2.6 AT&T, at its sole and exclusive option, may require any or all GALILEO Subscribers to submit valid VISA, MasteCard, American Express or Diners' Cards as a precondition to using the Communications Services and to agree that all Communications Services usage be directly billed to such credit card.

      2.7 GALILEO and GALILEO Subscribers shall pay AT&T for the Communications Services at the AT&T EasyLink Fax Itinerary rates. Any mailbox fees or monthly minimum commitment shall be waived by AT&T. The AT&T EasyLink Fax Itinerary rates (adjusted for the discounts specified in the preceding sent in effect as of the Effective Date are specified in Schedule B to Exhibit B hereto. AT&T may revise such rates at any time, and from time to time, upon thirty (30) days' written notice to GALILEO, together with an electronic file setting forth the revised rates. GALILEO shall post such increased rates on the Briefing Profiles within fifteen (15) business days of receipt of such file from AT&T.

3.    Rights and Responsibilities of GALILEO

      3.1 GALILEO's responsibility for traffic which is (i) transmitted by GALILEO Subscribers via the AT&T EasyLink Services network or (ii) addressed to GALILEO Subscribers for delivery via the AT&T EasyLink Services network shall end and begin, respectively, at GALILEO's side of the Interface demarcation point.

      3.2 GALILEO shall provide the necessary technical services and support to allow GALILEO Subscribers to utilize the Communications Services through the Interface, in the manner specified in Exhibit A.

      3.3 GALILEO shall operate the System and provide GALILEO subscribers access to Communications Services in all material respects in accordance with all applicable foreign, U.S., state and local laws, statutes, rules and regulations.

      3.4 GALILEO will maintain full twenty-four (24) hours per day, seven (7) days per week telephone support by trained GALILEO Support Personnel (as subsequently defined) for GALILEO Subscribers. GALILEO shall instruct each GALILEO Subscriber to call GALILEO directly, not AT&T, in the event such Subscriber requires any support or has any problem with the System or the Communication Services. In the event that the problem is AT&T's responsibility under Section 4.1, GALILEO Support Personnel shall contact AT&T for additional assistance in resolving the problem, if necessary, as provided for in Section 4.3.

4.    Rights and Responsibilities of AT&T

      4.1 AT&T's responsibility for traffic which is (i) transmitted by GALILEO Subscribers via the System or (ii) addressed to GALILEO Subscribers for delivery via the System shall begin and end, respectively, at AT&T's side of the Interface demarcation point.

      4.2 In order to provide GALILEO Subscribers access to the Communications Services, AT&T will develop and maintain coding and routing tables, perform such functions as message format validation and error handling.

      4.3 AT&T shall assist GALILEO Support Personnel with any problems or questions with respect to a message after AT&T acknowledges its receipt by AT&T over the Interface. AT&T, at its own expense, shall make available personnel in its customer care unit to assist the GALILEO Help Desk twenty-four (24) hours per day, seven (7) days per week.

      4.4 AT&T shall bill GALILEO Subscribers directly for charges incurred by GALILEO Subscribers associated with use of the Communications Services and Galileo shall in no event be responsible for such charges except to the extent that a failure to pay directly results from Galileo's breach of Section 2.5 or
2.7 hereof.

      4.5 AT&T shall provide the Communications Services to GALILEO in all material respects in accordance with all applicable foreign, U.S., state and local laws, statutes, rules and regulations.

      4.6 AT&T shall provide training to a reasonable number of GALILEO personnel who will be providing training and customer support to GALILEO Subscribers using the Communications Services ("GALILEO Support Personnel"). Such training by AT&T shall be provided without charge to GALILEO at one U.S. location to be mutually agreed upon by the parties. AT&T shall be required to provide no more than three training sessions in any year and no training session shall exceed five (5) days. GALILEO agrees to cooperate with AT&T in coordinating these sessions at mutually acceptable times throughout the term of this Agreement and to arrange for a reasonable number of GALILEO Support Personnel to attend all training sessions. Both parties shall use reasonable commercial efforts to hold three (3) training sessions by the first anniversary of the Effective Date.

      4.7 AT&T shall pay GALILEO a commission equal to fifteen (15%) percent of the GALILEO Subscriber Net Revenue (as defined below) for performing it obligations hereunder, and referring GALILEO Subscribers to AT&T. Such commissions shall be payable within 90 days after the end of each month. For purposes of this Section 4.7, "GALILEO Subscriber Net Revenue" shall mean the charges billed and paid by GALILEO Subscribers (excluding any charges billed to GALILEO or its affiliates) to AT&T for usage of the communications Services net of any discounts, taxes and credits. In the event that AT&T compensates GALILEO based on uncollected charges and subsequently such charges are deemed uncollectible, then AT&T may, in its sole discretion, deduct the amount of the commission paid on such charges from future commissions payable to GALILEO. For the purpose of this Section 4.7, any charge shall be deemed uncollectible in the event not paid within 90 days after the date upon which it is due.

      4.8 Not more frequently than once during each calendar year, upon at least ninety (90) days' advance written notice and during normal business hours, Galileo shall have the right to appoint, at its sole cost, an independent certified public accountant reasonably acceptable to AT&T to inspect AT&T's books and records, at the place where AT&T keeps such books and records, for the sole purpose of verifying the accuracy of AT&T's calculation of the payments due hereunder. Unless Galileo shows good cause why additional audits are necessary, Galileo may make such an examination for a particular statement only once upon reasonable advance written notice, and only within one (1) year after the date that statement was rendered to Galileo. Galileo will not be entitled to examine any records that do not relate specifically to the Galileo Subscriber Net Revenue and in no event shall Galileo have the right to inspect statements or information pertaining to users other than Galileo and Galileo Subscribers.

5.    Term and Termination.

      5.1 This Agreement shall commence on the Effective Date, and shall continue until terminated by either party in accordance with this Agreement. This Agreement may be terminated by either party at any time, without cause, upon thirty days' prior written notice to the other.

      5.2 If either party shall (i) become insolvent or become unable to meet its obligations as they become due or make a general assignment for the benefit of creditors; (ii) petition, apply for, suffer, or permit with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or
(iii) become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation and such proceedings are not vacated or set aside within sixty (60) days from the date of commencement thereof, the other party may immediately terminate this Agreement.

      5.3 If either party materially defaults in the observance or performance of any term, covenant or agreement contained in this Agreement, then the other party may terminate this Agreement upon thirty (30) days' written notice to the defaulting party detailing the alleged material default, unless the defaulting party cures such default and so notifies the other party within such thirty-day period.

      5.4 Any termination of this Agreement shall not serve to eliminate any liability arising out of conduct prior to the actual date of termination, and either party may, following such termination, pursue such remedies as may be available with respect to such liabilities.

      5.5 Notwithstanding anything to the contrary contained in this Agreement, Sections 1.9, 7, 8, 9 and 14 of this Agreement shall in all cases survive any expiration or termination of this Agreement

6.    Independent Contractors

      The relationship between GALILEO and AT&T shall be that of independent contractors, and neither party nor any officer, agent or employee retained by either party shall be held or construed to be employees or agents of the other. Neither party shall have the right to bind the other party, whether directly or indirectly, to any agreement with a third party or to incur any obligation or liability on behalf of such other party, whether directly or indirectly.

7.    Confidentiality

      7.1 Each party hereto (the "Disclosing Party") may disclose to the other party (the "Receiving Party") technical or business information that is proprietary or confidential to the Disclosing Party, its affiliates or a third party ("Information") to further the performance of this Agreement. In order to be deemed Confidential Information hereunder and subject to the restrictions set forth herein, the Disclosing Party must clearly mark the Information proprietary or confidential, if provided in tangible form, and if provided orally, the Disclosing Party must, at the time of disclosure, clearly identify it as proprietary or confidential. The terms and conditions of this Agreement shall also be deemed Confidential Information and subject to the restrictions set forth herein. All Confidential Information shall remain the sole property of Disclosing Party and the Receiving Party shall have no rights to the Confidential Information except pursuant to the terms of this Agreement. The Receiving Party agrees that for the three-year period commencing on the date of disclosure of any Confidential Information: (a) it shall protect such Confidential Information by using the same degree of care (which shall be no less than reasonable care) to prevent its unauthorized disclosure as the Receiving Party uses to protect its own confidential information of a like nature; (b) without the prior written consent of the other party, it shall not make any disclosure of such Confidential Information (including methods or concepts utilized in Confidential Information) to anyone other than employees, consultants, and agents to whom disclosure is necessary to further the performance of this Agreement and who agree (which agreement in the case of consultants and agents shall be in writing) to be bound by the confidentiality provisions set forth herein; and (c) it shall not use such Confidential Information for any purpose other than to perform its obligations or exercise its rights under this Agreement. Notwithstanding the restrictions contained in this Section 7.1, the Receiving Party may disclose Confidential Information if each of the following conditions are met: (i) such disclosure is required by applicable law, regulation or other governmental requirement; (ii) the receiving party gives the disclosing party prompt advance notice of such requirement, to the extent permitted by law, in order to enable the disclosing party to object to such disclosure; (iii) the receiving party discloses only that portion of Confidential Information which it is advised in writing by counsel it is required to disclose; and (iv) the receiving party uses reasonable efforts to obtain safeguards to ensure that confidential treatment reasonably acceptable to the disclosing party will be accorded to such Confidential Information.

      7.2 Notwithstanding the other provisions of this Agreement, no information shall be considered to be Confidential Information, if: (i) it is or becomes available to the public without restriction other than by a breach of this Agreement; (ii) it has been received by the Receiving Party from a third party without breach of this Agreement, (iii) it was known to the Receiving Party prior to its first receipt by the Receiving Party, as shown by files existing at the time of initial disclosure; (iv) it was independently developed by the Receiving Party without reference to any Confidential Information, as evidenced by documentation maintained by the Receiving Party. In addition, Confidential Information shall in no event be deemed to be disclosed by one party to the other by the virtue of the fact that such information is transmitted using the Communications

Services or the System as the case may be, but must instead be directly addressed to such party to be subject to Section 7.1.

8.    Indemnification

      8.1 Subject to the limitations on liability set forth in Section 9, AT&T will at all times defend, indemnify and hold harmless GALILEO, its affiliates and all officers, directors, shareholders, successors and assigns of each of the foregoing (collectively, the "GALILEO Indemnified Parties") from and against, and pay and reimburse them for, any and all liabilities, obligations, losses, damages, costs or expense (including interest, penalties and reasonable attorney's fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) incurred in connection with any third party claim arising out of any failure by AT&T to perform its obligations or abide by the covenants set forth in this Agreement or relating to matters for which AT&T is responsible under Section 4.1.

      8.2 Subject to the limitations on liability set forth in Section 9, GALILEO will, at all times defend, indemnify and hold harmless AT&T, its subsidiaries and affiliates and all officers, directors, shareholders, successors and assigns of each of the foregoing (collectively, the "AT&T Indemnified Parties") from and against, and pay and reimburse the AT&T Indemnified Parties for, any and all liabilities, obligations, losses, damages, costs or expense including interest, penalties and reasonable attorney's fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) incurred in connection with any third party claim arising out of any failure by GALILEO to perform its obligations or abide by the covenants set forth in this Agreement or otherwise relating to the System or any other matters for which GALILEO is responsible under Section 3.1.

      8.3 If a third party asserts any claim against any AT&T or GALILEO indemnified party (each, an "Indemnified Party") for which the other party (the "Indemnifying Party") is responsible under Section 8.1 or 8.2, as the case may be, the Indemnified Party shall give the Indemnifying Party written notice promptly after the Indemnified Party has actual knowledge of such claim and the Indemnified Party shall permit the

Indemnifying Party (at such party's expense) to assume the defense of any claim or any litigation resulting therefrom; provided that (a) the failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such failure results in a failure of actual notice to the Indemnifying Party and, as a result, the Indemnifying is materially prejudiced; and (b) the Indemnified Party may participate in such defense at the Indemnified Party's sole expense. Without the Indemnified Party's express written consent, the Indemnifying Party shall not, in the defense of any such claim or litigation, consent to the entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting any related Indemnified Party.

9.    Limitation of Liability

      9.1 FOR THE PURPOSES OF THIS SECTION 9, ANY REFERENCE TO "AT&T" OR "GALILEO" SHALL INCLUDE EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AND AFFILIATES, SUCCESSOR AND ASSIGNS AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS, INTERCONNECTION SERVICE PROVIDERS AND SUPPLIERS OF ALL OF THEM; AND "DAMAGES" SHALL BE DEEMED TO REFER COLLECTIVELY TO ALL INJURY, DAMAGE, LOSS OR EXPENSE INCURRED.

      9.2 Neither party shall have any liability for damages caused by acts or events beyond such party's control.

      9.3 To the extent not excluded from liability pursuant to Section 9.2 above, AT&T's entire liability for any damage arising from AT&T's performance or non-performance of the communications services or any of its obligations hereunder, any software defect or otherwise arising under or related to this Agreement; regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise, shall be as follows:

            1. For improper performance or non-performance of the Communications Services, the remedy set forth in the Terms and Conditions.

            2. For bodily injury or death to any person negligently caused by AT&T, GALILEO's right to proven damages.

            3. For claims other than set forth above, AT&T's liability shall be limited to direct damages which are proven in an amount not to exceed U.S. $100,000 in the aggregate for all such claims.

      9.4 NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, INCOME OR BUSINESS OPPORTUNITIES) WHETHER OR NOT IT HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED.

      9.5 NO THIRD PARTY WHICH INTERCONNECTS WITH AT&T TO SUPPLY THE COMMUNICATIONS SERVICES SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, INCOME OR BUSINESS OPPORTUNITIES) WHETHER OR NOT IT HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED.

10.   Severability

      If any paragraph or clause contained in this Agreement shall be held to be invalid or unenforceable in any competent jurisdiction in which these provisions apply, then the meaning of such paragraph or clause shall be construed for such jurisdiction so as to render it enforceable to the extent feasible; and if no feasible interpretation would save such paragraph or clause, it shall be severed from this Agreement and the remainder shall remain in full force and effect, unless leaving the remainder in full force and effect would make this Agreement unjust.

11.   Assignment

      Neither party shall transfer or assign this Agreement, or any right or obligation hereunder, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that transfer or assignment to a successor, affiliate, subsidiary or parent is permissible without consent if written notification of such transfer or assignment is given and the assignee gives written assurance of its intention to comply with the obligations of this Agreement.

12.   Applicable Law

      12.1 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Illinois, excluding its choice of law provisions.

      12.2 In the event of any dispute between the parties under this Agreement including any dispute whether based on contract, tort, statute or other legal theory (including, but not limited to, a claim of fraud or misrepresentation) arising out of or related to this Agreement, or the breach, termination or validity thereof, the parties shall first attempt to resolve the dispute through discussions between an authorized representative of GALILEO and an authorized representative of AT&T. The use of the foregoing procedure is a condition precedent to the commencement of any mediation, arbitration or other legal proceedings hereunder.

      12.3 If any dispute is not resolved by use of the foregoing dispute resolution within thirty days, the parties may agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The exclusive mediation/arbitration dispute resolution procedure provided above shall not be applicable to requests for equitable relief.

      12.4 Any award made hereunder shall be made within four (4) months of the appointment of the arbitrator and may be entered in any court of competent jurisdiction.

      12.5 The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

      12.6 The arbitrator shall determine issues of arbitrability but may not limit, expand, or otherwise modify the terms of this agreement. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects of this Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be bound to follow the substantive laws of, the State of New York.

      12.7 The place of mediation and arbitration shall be New York City, New York if the request therefor is made by GALILEO, or Chicago, Illinois if the request therefor is made by AT&T.

      12.8 Each party shall bear its own attorneys' fees and other costs and expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne as provided by the AAA.

      12.9 A request by a party to a court for interim measures or equitable relief shall not be deemed a waiver of the obligation to mediate and arbitrate.

      12.10 If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorney's fees which are reasonably incurred by the other party.

      12.11 Notwithstanding anything to the contrary in this Section, in the event of alleged violation of a party's intellectual property rights (including but not limited to unauthorized disclosure of Confidential Information), that party may seek temporary injunctive relief from any court of competent jurisdiction pending appointment of an arbitrator. The party requesting such relief shall simultaneously file a demand for arbitration of the dispute, and shall request the AAA to proceed under its rules for expedited hearing. In no event shall any such temporary injunctive relief continue for more than 30 days.

      12.12 The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto.

      12.13 The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content, and result of mediation and arbitration in confidence.

13. Notice

      Notice given or required under the Agreement, unless otherwise specified, shall be delivered by overnight courier or by first class mail, postage prepaid to the respective address of GALILEO or AT&T as set forth at the beginning of the Agreement or to such other person or address specified by each party in writing pursuant to this Article. If to AT&T, such notice shall be to Vice President, Sales, with a copy to General Attorney, AT&T EasyLink Services. If to GALILEO, such notice shall be sent to:

                             Lori Tobin
                             Purchasing Department
                             Galileo International
                             9700 West Higgins Road
                             Suite 400
                             Rosemont, Illinois 60018

14. Waiver

      A failure or delay of GALILEO or AT&T to require strict performance or to enforce a provision of this Agreement or a previous waiver or forbearance by GALILEO or AT&T shall in no way be construed as a waiver or continuing waiver of any provision of this Agreement.

15. Headings

      The headings or titles to the Articles are for convenience only and are not binding on either party hereto.

16. Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

17. Entire Agreement

      This Agreement, including Exhibits A and B hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations, oral and written agreements and understandings relating thereto. Each party acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein.

GALILEO and AT&T, by their respective duly authorized representatives, have executed this Agreement as of the date written above.


AT&T CORP.                               GALILEO INTERNATIONAL

By                                       By /s/ Lori M. Tobin
   ----------------------------             ----------------------------
Name                                     Name   LORI M. TOBIN
     --------------------------
Title                                    Title  U.S. PURCHASING MANAGER
     --------------------------
Date                                     Date   1 APRIL 1997
     --------------------------